UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 28, 2016, Zimmer Biomet Holdings, Inc. (the “Registrant”) reported its results of operations for the quarter and year ended December 31, 2015. The Registrant’s earnings release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The earnings release attached as Exhibit 99.1 includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales growth information included in the earnings release is presented on a reported (GAAP) basis, a pro forma reported basis and an adjusted pro forma constant currency basis. Pro forma reported revenue refers to revenue for prior year periods that has been adjusted to reflect the inclusion of Biomet revenue on a GAAP (reported) basis. Adjusted pro forma revenue is presented to exclude the impact of the previously announced divestiture remedies on pro forma reported revenue. Adjusted pro forma constant currency revenue excludes the effects of changes in foreign currency exchange rates. Constant currency growth rates are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Adjusted net earnings, adjusted diluted earnings per share (“EPS”) and projected adjusted diluted EPS are presented in the earnings release and exclude the effects of inventory step-up and other inventory and manufacturing related charges, certain claims, special items, intangible asset amortization, financing and other expenses related to the Biomet merger and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to acquisitions, as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives.

Management uses this non-GAAP information internally to evaluate the performance of the business and believes that it provides useful information to investors by offering the ability to make more meaningful period-to-period comparisons of the Registrant’s on-going operating results, the ability to better identify operating trends that may otherwise be masked or distorted by these types of items and to perform related trend analysis, and a higher degree of transparency of certain items. In addition, certain of these measures are used as performance metrics in the Registrant’s incentive compensation programs.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are included in the earnings release.

The Registrant is furnishing the information contained in this report, including the Exhibit, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report, including the Exhibit.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 28, 2016, issued by the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2016

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 28, 2016, issued by the Registrant